Exhibit 21.1

                                SUBSIDIARIES LIST


                             As of December 31, 2006


ENTITY NAME                                                           JURISDICTION OF
INDENTATIONS INDICATE CONTROL.                                        INCORPORATION OR
                                                                      FORMATION
Billion Electronic Co., Ltd                                           British Virgin Islands
         Shenzhen E'Jenie Technology Development Co., Ltd.            Peoples Republic of China